SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2004
FILE NUMBER 811-2699
SERIES NO.: 11

72DD     1.   Total income dividends for which record date passed during the period. (000's omitted)
              Class A Shares                 $  166
         2.   Dividends for a second class of open-end company shares (000's omitted)
              Class B Shares                 $   57
              Class C Shares                 $   29
              Class R Shares                 $    5
              Institutional Class            $    1

73A.          Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income (form nnn.nnnn)
              Class A Shares               $000.0509
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares               $000.0300
              Class C Shares               $000.0300
              Class R Shares               $000.0462
              Institutional Class          $000.0617

74U.     1.   Number of shares outstanding (000's omitted)
              Class A Shares                   3,496
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B Shares                   1,993
              Class C Shares                   1,028
              Class R Shares                     119
              Institutional Class                 10

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 11.26
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 11.23
              Class C Shares                 $ 11.23
              Class R Shares                 $ 11.25
              Institutional Class            $ 11.28